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                                                                    EXHIBIT 99.1

                            [CYBERONICS LETTERHEAD]


For Release Monday, September 11, 2000; 4:05 PM EDT

Contacts:
At Cyberonics                                    At Schwartz Communications
-------------                                    --------------------------
Pamela B. Westbrook, ext. 275                    Helen Shik, ext. 6587
   Vice President, Finance & Admin/CFO           Jayme Maniatis Ext. 6610
(281) 228-7200                                   (781) 684-0770
pbw@cyberonics.com                               jaymem or hshik@schwartz-pr.com


           CYBERONICS, INC. CONFIRMS RECEIPT OF PRELIMINARY MEDTRONIC
                         PROPOSAL TO ACQUIRE CYBERONICS

      CYBERONICS BOARD OF DIRECTORS ELECTS TO REMAIN INDEPENDENT TO PURSUE
             EPILEPSY, DEPRESSION, ALZHEIMER'S DISEASE, OBESITY AND
                      OTHER PATENT PROTECTED OPPORTUNITIES

       EVENING FOR INVESTORS WITH DEPRESSION AND OBESITY INVESTIGATORS IN
                  NEW YORK CITY ON TUESDAY, SEPTEMBER 12, 2000

      HOUSTON, Texas, September 11, 2000 -- Cyberonics, Inc. (NASDAQ: CYBX) today confirmed that it had received Medtronic Inc.'s preliminary proposal to acquire Cyberonics for $26 a share in Medtronic stock. Cyberonics' Board of Directors, with the assistance of the Company's financial advisor, Morgan Stanley Dean Witter, has carefully considered the Medtronic proposal and has elected to remain independent to pursue the Company's patent protected opportunities for Vagus Nerve Stimulation in epilepsy, where the Company has FDA approval, in depression, Alzheimer's Disease and obesity, where the Company currently has clinical studies underway, and in other indications covered by the Company's United States method patents.

      Robert P. ("Skip") Cummins, Cyberonics' President and Chief Executive Officer, commented, "Medtronic expressed interest in Cyberonics in the first quarter of this calendar year when our stock was near its 52-week high of $28.25 per share. During the last six months we provided Medtronic with information and met with Medtronic senior management on several occasions under a confidentiality agreement to determine if a combination or other business relationship with Medtronic would provide our shareholders with appropriate near-term value. During the last six months our Board of Directors has thoroughly reviewed our performance, prospects and long-term plans for our Epilepsy Business Unit, our Depression Business Unit and our Obesity and Other Indications Business Unit. The Board also engaged and consulted with our financial advisor, Morgan Stanley Dean Witter, regarding the discussions with Medtronic and their $26 a share preliminary proposal. Upon due consideration of the Medtronic proposal, the Cyberonics Board has unanimously elected to remain independent to pursue Cyberonics'
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significant opportunities in epilepsy, depression, Alzheimer's Disease, obesity and other indications covered by our VNSTM method patent protected franchise."

      Mr. Cummins continued, "In epilepsy, VNS has emerged as one of the most successful implantable electrical stimulation devices in history and Cyberonics has developed a profitable business model for selling revolutionary device-based approaches to medical doctors with no device experience. In fiscal 2000, our epilepsy Business Unit reported 60% annual sales growth and a 93% improvement in bottom line performance. Regarding new indications, we currently have clinical studies underway using VNS to treat depression, Alzheimer's Disease and obesity. In depression, we recently completed a 60 patient pilot study with very encouraging results. A 20 center, net 210 patient FDA-approved Phase III depression pivotal study is underway. As of today we have 12 active key opinion leading centers, and 24 enrolled and eight implanted patients in the depression pivotal study. We are also making excellent progress in the Alzheimer's and obesity pilot studies. In the 10 patient Alzheimer's pilot which is being done in Sweden at Sahlgrenska Hospital, one patient has been implanted. In obesity, a six subject canine study was completed in 1999 with encouraging results. In June, 2000, we received FDA approval of a 30 patient, two-phase pilot study of bilateral supradiaphragmatic VNS for obesity. So far we have 2 IRB approvals, and one patient implanted in the obesity pilot."

      The evening for investors with the depression and obesity investigators will be held at the Waldorf=Astoria, 301 Park Avenue, New York City, from 6:00 - 11:00 p.m. on Tuesday, September 12, 2000. Speakers include depression investigators Dr. Mark George from Medical University of South Carolina, Dr. Lauren Marangell from Baylor College of Medicine and Dr. Harold Sackeim from Columbia University, a depression patient from the pilot study and Dr. Mitch Roslin from Lenox Hill Hospital, the principal obesity investigator. Please call Kathryn Brown at 281-228-7368 if you are interested in attending this meeting. Space at this late date is limited.

      Vagus Nerve Stimulation therapy is delivered by the Cyberonics NCP(R) System, an implantable medical device similar to a cardiac pacemaker. A stopwatch-sized generator is implanted in the left chest and a nerve stimulation electrode is attached to the vagus nerve in the neck in a one to two hour procedure typically done on an outpatient basis. Using an external programmer, the physician can set or reset the stimulation parameters of the device. The system delivers preprogrammed intermittent -- for example, 30 seconds on, five minutes off -- electrical pulses to the vagus nerve 24 hours a day. The first human implant of the system occurred in 1988 in a patient with epilepsy. On July 16, 1997, the FDA approved VNS with the Cyberonics NCP System as an adjunctive therapy for the treatment of medically refractory partial onset seizures in adults and adolescents over 12 years of age. To date, more than 9,000 epilepsy patients in 24 countries have accumulated over 14,000 patient years of experience using Vagus Nerve Stimulation. The most common side effects of VNS seen in patients with refractory epilepsy are voice alteration, shortness of breath, discomfort and coughing, all of which occur during the actual stimulation. The NCP System is not authorized for use in the treatment of depression and is in the early stages of investigation for this use.
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      Cyberonics, Inc. (www.cyberonics.com) was founded in 1987 to design, develop and market medical devices for the treatment of epilepsy and other debilitating disorders using a unique therapy, vagus nerve stimulation. The Company's initial target market is epilepsy, the world's second most prevalent neurological disorder, which is characterized by recurrent seizures. Vagus nerve stimulation with the Cyberonics NCP System was approved by the FDA on July 16, 1997 for use as an adjunctive therapy in reducing the frequency of seizures in adults and adolescents over 12 years of age with medically refractory partial onset seizures. In addition to the U.S., the NCP System is currently approved for sale as a treatment for epilepsy in all the member countries of the European Union, Canada, Australia and other markets. Vagus nerve stimulation delivered by the NCP System is at various levels of investigational clinical study as a potential treatment for severe depression, obesity and Alzheimer's disease.

      This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements concerning: transitioning VNS therapy from a revolutionary treatment to a standard of care in epilepsy; developing VNS as a treatment for depression, Alzheimer's Disease, obesity and other indications; the timing and outcome of clinical studies; improving our productivity and efficiencies; substantially increasing our sales while only modestly increasing our operating expenses, and achieving profitability. These predications are based upon information presently available to us and assumptions that we believe to be reasonable. We are not assuming any duty to update this information should those facts change or should we no longer believe the assumptions to be reasonable. Our actual results may differ materially. Important factors that may cause actual results to differ include: ongoing safety and efficacy of VNS with the Cyberonics NCP System; the overall rate of demand for the Company's products; the Company's ability to hire, train and retain key personnel; the Company's ability to maintain all appropriate regulatory approvals; the Company's ability to develop and maintain adequate manufacturing capacities and sources of supply; the timing and results of future clinical studies; the rate at which overall corporate infrastructure will be developed and the amount of timing of expenditures related to those and other activities; and management's ability to accurately forecast future events. For further discussion of these and other important factors that could affect the Company's activities and results, please refer to the Company's Annual Report on Form 10-K for the year ended June 30, 1999 and the Company's Quarterly Report on Form 10-Q for the periods ended September 30, 1999, December 31, 1999 and March 31, 2000.

NCP is a registered trademark of Cyberonics, Inc. VNS is a trademark of Cyberonics, Inc.

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